Exhibit 99.1

PFF BANCORP TO MOVE TRADING OF ITS SHARES TO THE OVER THE COUNTER MARKET

RANCHO CUCAMONGA, Calif., July 15 — PFF Bancorp, Inc. (NYSE:PFB) (“PFF Bancorp” or the “Company”), the holding company of PFF Bank & Trust (the “Bank”), Glencrest Investment Advisors, Inc., and Diversified Builder Services, Inc., today announced that the Company’s Board of Directors has determined to move the trading of its common stock from the New York Stock Exchange (“NYSE”) to the OTC Bulletin Board (“OTCBB”). The Company will announce the effective date of the transfer and the new ticker symbol when advised by the OTCBB. The Company’s stock will continue to trade on the NYSE until the transition is complete.

The change was made in anticipation of the likelihood that, as a result of recent declines in the price of the stock, the Company will not meet, in the near-term, the NYSE’s listing standards regarding the total market value of the common stock. The transition to the over-the-counter market will have no effect on PFF Bancorp’s previously announced agreement to be acquired by FBOP Corporation. Also, the Company’s stock price will have no effect on the $1.35 in cash that its stockholders will receive when the merger is completed. The appropriate bank regulatory applications have been filed for the merger and regulatory approval for the transaction is expected later this quarter. The Company has also filed its preliminary proxy materials for the merger with the Securities and Exchange Commission (“SEC”).

President and Chief Executive Officer Kevin McCarthy commented, “Our Board of Directors believes that the recent decline in our stock price is reflective of overall conditions in the stock market, particularly for financial companies. The Company expects that its stock will be actively traded on the OTCBB and that there will be minimal impact on stockholders’ ability to trade shares of stock from this transfer.”

The OTCBB is an electronic, regulated quotation service that displays real-time quotes, last-sale prices, and volume information for over-the-counter equity securities issued by companies that are subject to periodic filing requirements with the SEC or other regulatory authority.

Important Additional Information About the Merger

This communication is being made, in part, in respect of the proposed business combination involving PFF Bancorp, Inc. and FBOP Corporation. In connection with the proposed transactions, PFF Bancorp, Inc. has filed with the SEC a preliminary proxy statement and other documents regarding the proposed transactions, and plans to file with the SEC a definitive proxy statement as well as other documents regarding the proposed transactions. The definitive proxy statement will be mailed to stockholders of PFF Bancorp, Inc. SECURITY HOLDERS OF PFF BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Security holders may obtain free copies of the preliminary proxy statement and other documents filed with the SEC by PFF Bancorp, Inc., and will be able to obtain free copies of the definitive proxy statement (when available) and other relevant documents to be filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Free copies of the preliminary proxy statement (and the definitive proxy statement when available) and other documents filed with the SEC are also available on the investor relations portion of PFF Bancorp’s website at www.pffbancorp.com

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2008, which was filed with the SEC on June 19, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement and will be contained in other relevant materials to be filed with the SEC (and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available).

Forward-Looking Statements

Certain matters discussed in this news release may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s strategic objectives. These forward-looking statements are based upon current management expectations and may therefore involve risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, actions by lenders and customers, the risk that the merger is not consummated due to failure to receive regulatory approval, stockholder approval or due to other events, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2008. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact

PFF Bancorp

Kevin McCarthy, President and CEO,

or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO

1-909-941-5400